EXHIBIT A

JOINT FILING AGREEMENT

Ditech Holding Corporation

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 5, 2018.

JLP Credit Opportunity Master Fund Ltd

By:	/s/ Jeffrey Peskind
Name: Jeffrey Peskind
Title: Director

Mercer QIF Fund PLC – Mercer Investment Fund 1

By:	Phoenix Investment Adviser LLC,
its sub adviser

	By:	/s/ Jeffrey Peskind
Name: Jeffrey Peskind
Title: Managing Member

JLP Credit Opportunity IDF Series of SALI Multi-Series Fund, L.P.

By:	Phoenix Investment Adviser LLC,
its sub adviser

	By:	/s/ Jeffrey Peskind
Name: Jeffrey Peskind
Title: Managing Member

JLP Partners Master Fund LP

By:	Phoenix Capital Management LLC,
its general partner

	By:	/s/ Jeffrey Peskind
Name: Jeffrey Peskind
Title: Managing Member

PHOENIX INVESTMENT ADVISER LLC

By:	/s/ Jeffrey Peskind
Name: Jeffrey Peskind
Title: Managing Member

JEFFREY PESKIND

/s/ Jeffrey Peskind